Exhibit 99.1

FARADAY FUTURE ANNOUNCES PLANS FOR REGAINING COMPLIANCE WITH NASDAQ’S LISTING STANDARDS

•	The Company is proposing a reverse stock split ratio of up to 40:1. The Company may defer or not implement a reverse stock split if its stock price naturally gets the Company into compliance with Nasdaq’s minimum bid requirements.

•	The Company is also proposing an increase in authorized shares that would enable it to better pursue equity and equity-linked strategic financing.

•	The Company is considering hosting a retail investor community day.

LOS ANGELES, California, June 24, 2024 -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“FF”, “Faraday Future”, or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that its Board of Directors (the “Board”) has approved a proposal, among other proposals, to be submitted to stockholders for approval at the upcoming annual meeting of stockholders, to authorize the Board to effect a reverse stock split of the Company’s common stock (“Common Stock”). The reverse stock split proposal includes a proposed range between 1-for-2 and 1-for-40 shares of outstanding Common Stock, and a corresponding reduction in the total number of shares of Common Stock the Company is authorized to issue. The final ratio will be determined by the Board after stockholder approval, with the option to abandon, delay or postpone the reverse stock split.

FF’s stock price fell below Nasdaq’s minimum bid price requirement for listed companies for 30 consecutive trading days last December resulting in a deficiency notice from Nasdaq. The Company subsequently did not timely file its 2023 Annual Report on Form 10-K and its stock price dropped below $0.10 for ten consecutive trading days. This resulted in another deficiency notice and Nasdaq’s determination to delist FF’s securities. The Company requested a hearing with the Nasdaq Hearings Panel to share its plans to regain compliance. While the Company is waiting on the decision of the Nasdaq Hearings Panel, it remains fully committed and dedicated to complying with the Nasdaq and SEC rules and requirements and carrying on with all supporting actions.

Securing Full Nasdaq Compliance

The Company has taken actions to regain compliance, including filing its 2023 Annual Report on Form 10-K at the end of May, engaging a new independent auditor, filing a preliminary proxy statement with a proposal to effect a reverse stock split, and committing to file its first quarter Form 10-Q no later than the end of July. In addition, the Company intends to timely file its second quarter Form 10-Q.

If the Company becomes current in its public filings, the only other current Nasdaq non-compliance issue will be the minimum bid price requirement for the Company’s stock. For the benefit of all FF stockholders, FF wants to keep the Company listed. The proposed reverse stock split is intended to increase the market price of the Common Stock to mitigate the risk of being delisted from The Nasdaq Capital Market. Nasdaq has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. Nasdaq Listing Rule 5550(a)(2) requires that the Company maintain a closing bid price that is greater than or equal to $1.00 per share. Companies are considered out of compliance with this requirement if the closing bid price is below $1.00 per share for 30 consecutive trading days. In addition, companies are considered out of compliance with Nasdaq Listing Rule 5810(c)(3)(A)(iii) if the closing bid price is below $0.10 per share for 10 consecutive trading days. Per Nasdaq rules, to regain compliance, the bid price for the Common Stock must close at $1.00 per share or more for a minimum of 10 consecutive trading days, which the Company has requested that Nasdaq extend to August 30, 2024. The Company informed the Nasdaq Hearings Panel that it would target a post-reverse split stock price of at least $5 per share. If the stock price naturally meets this threshold, the Board may elect to defer or not implement a reverse stock split.

While FF cannot predict at what prices the Common Stock will trade in the coming weeks, it is proposing a range between 1-for-2 and 1-for-40 shares of outstanding Common Stock to have a robust margin of safety with respect to Nasdaq’s minimum bid requirement. Including during extreme conditions, such as significant fluctuations. The Company believes it would be prudent to provide a margin of safety for the stock price over the longer term.

This reverse stock split will not affect stockholders’ ownership or voting power, except for fractional share conversion, but it does affect the number of shares outstanding and the price per share. The higher the stock price is on the day the Board determines the reverse stock split ratio, the lower the ratio could be. The completion of the reverse stock split is subject to market conditions and stockholder approval, with no guarantees of the intended effects. The Board can choose not to proceed if a reverse stock split is no longer in the Company’s or stockholders’ best interests.

Strategic Financing and Increase in Authorized Shares

The Company continues to seek strategic financing, including from the Middle East, but is constrained by a lack of available authorized shares. To that end, the Board has approved a proposal, among other proposals, to be submitted to stockholders for approval at the upcoming annual meeting of stockholders to amend the Company’s Certificate of Incorporation, as amended, to allow for an increase in the number of authorized shares.

A core purpose for this proposal is to clear a barrier to securing equity-based or equity-linked strategic financing, including in the Middle East. If strategic investments are secured, this could allow for a ramp up in production and delivery of the FF 91 and could support the development of the FF China-US Automotive Industry Bridge strategy that is being developed.

FF would like to restore stockholders’ confidence through the business performance itself. The entire FF team has been working diligently to ensure the Company’s survival and growth. The Company has faced many challenges but has always persevered. FF’s stockholders drive FF, which is why the Company is asking for their support in the upcoming annual meeting for these proposals, as well as the others described in the preliminary proxy statement.

The Company is also considering hosting a retail investor community in the near future.

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem. FF remains dedicated to advancing electric vehicle technology to meet the evolving needs and preferences of users worldwide, driven by a pursuit of intelligent and AI-driven mobility.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s plan to regain compliance with Nasdaq listing standards, the Company’s intended reverse stock split and increase in authorized shares, the Company’s intention to hold its annual meeting, the Company’s planned financings, and the Company’s growth strategy in the U.S., China and the Middle East, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to satisfy the conditions for continued listing set forth by the Nasdaq Hearings Panel; the possibility that stockholder approval for the reverse stock split and/or the increase in authorized shares will not be obtained; the possibility that factors unrelated to the reverse stock split may impact the per share trading price of the Common Stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the ultimate decision of the Nasdaq Hearings Panel; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; the ability of the Company to attract and retain employees; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 28, 2024, as amended on May 30, 2024 and June 24, 2024, and other documents filed by the Company from time to time with the SEC.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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